Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cardica, Inc.

Redwood City, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement amendment 2 of our report dated September 25, 2013, relating to the financial statements of Cardica, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

March 21, 2014